Exhibit 99.1


FOR IMMEDIATE RELEASE               Contact:    William C. McCartney
---------------------                           Chief Financial Officer

                                                Telephone:  (978) 688-1811
                                                Fax:        (978) 688-2976

                       WATTS WATER TECHNOLOGIES ANNOUNCES
                     RESIGNATION OF CHIEF OPERATING OFFICER

      North Andover, MA...September 27, 2007. Watts Water Technologies, Inc. (NYSE: WTS) today announced that William D. Martino has resigned as Chief Operating Officer and President of North American and Asian Operations effective September 30, 2007.

      Patrick S. O'Keefe, President and Chief Executive Officer, stated, "Bill has been an integral member of the Company's senior management team. We appreciate Bill's commitment and service to the Company over the past two years and wish him much success in his future endeavors."

      Ernest E. Elliott, the Company's Executive Vice President of Marketing, will fill Mr. Martino's role until a permanent replacement has been identified. Mr. Elliott has served as a member of the Company's management team for over 20 years and has extensive experience managing many different aspects of the Company's business, including sales, marketing, purchasing, and research and development.

      Watts Water Technologies, Inc. is a world leader in the manufacture of innovative products to control the efficiency, safety, and quality of water within residential, commercial, and institutional applications. Its expertise in a wide variety of water technologies enables it to be a comprehensive supplier to the water industry.

      This Press Release includes statements that are not historical facts and are considered forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect Watts Water Technologies' current views about future results of operations and other forward-looking information. In some cases you can identify these statements by forward-looking words such as "plan," "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," "will" and "would" or similar words. You should not rely on forward-looking statements because Watts' actual results may differ materially from those indicated by these forward-looking statements as a result of a number of important factors. These factors include, but are not limited to, the risks and uncertainties discussed under the heading "Item 1A. Risk Factors" in the Watts Water Technologies, Inc. Annual Report on Form 10-K for the year ended December 31, 2006 filed with the Securities Exchange Commission and other reports Watts files from time to time with the Securities and Exchange Commission. Watts does not intend to, and undertakes no duty to, update the information contained in this Press Release.